Exhibit 24(b)(9)(c)

                                 AMENDMENT NO. 3
                                       TO
                        SHAREHOLDER MAINTENANCE AGREEMENT

The Shareholder Maintenance Agreement between The AAL Mutual Funds and AAL Capital Management Corporation, as amended, effective April 1, 1995, is hereby amended, January 8, 1997, as follows:

         1. Schedule A, attached to the Shareholder Maintenance Agreement, is amended to add The AAL High Yield Bond Fund. Schedule A, effective as of January 8, 1997, is attached hereto.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of January 8, 1997.


ATTEST:                                  THE AAL MUTUAL FUNDS



By_________________________              By______________________________
    Robert G. Same, Secretary                H. Michael Spence, President



ATTEST:                                  AAL CAPITAL MANAGEMENT
                                         CORPORATION



By________________________               By______________________________
    Robert G. Same, Secretary            H. Michael Spence, President



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                        SHAREHOLDER MAINTENANCE AGREEMENT
                                   SCHEDULE A
                           (effective January 8, 1997)

                           The AAL Capital Growth Fund
                                The AAL Bond Fund
                           The AAL Municipal Bond Fund
                            The AAL Money Market Fund
          The AAL U.S. Government Zero Coupon Target Fund, Series 2001
          The AAL U.S. Government Zero Coupon Target Fund, Series 2006
      The AAL Mid Cap Stock Fund (f/k/a The AAL Smaller Company Stock Fund)
                             The AAL Utilities Fund
                           The AAL International Fund
                          The AAL Small Cap Stock Fund
                          The AAL High Yield Bond Fund